Exhibit 10.4  Bonus Agreement with Fred Hite

BONUS AGREEMENT

This Bonus Agreement (the “Agreement”) between Symmetry Medical Inc. (“Symmetry”) and Fred Hite (“Mr. Hite”) is made this 11th day of January, 2011.

WHEREAS, the Board of Directors of Symmetry Medical, Inc. (the “Board”) has acknowledged Mr. Hite’s importance to the Company;

WHEREAS, the Board desires to reward Mr. Hite for his prior service and incent him to remain with the Company;

WHEREAS, the Board has authorized the payment of a Bonus to Mr. Hite in an amount of $100,000 under the terms of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1.
The Bonus.  Symmetry shall pay to Mr. Hite an amount of $100,000 (the “Bonus”), less applicable taxed and other withholdings authorized by law or Mr. Hite within ten (10) days of the date of this Agreement.

2.	Repayment Obligations. Mr. Hite shall repay the Bonus to Symmetry within thirty (30) days following any termination of his employment prior to January 17, 2012:

a.	by him without Good Reason (and not due to death or Disability) as that term is defined in the Severance Agreement (the “Agreement”) into which he entered with Symmetry on May 4, 2010; or

b.	by Symmetry for Cause as that term is defined in the Agreement.

Intending to be bound, the parties affix their signatures below.

Mr. Fred Hite:

s/ Fred Hite	January 11, 2011
Signature	Date

Symmetry Medical, Inc.:

s/ David C. Milne	January 11, 2011
David C. Milne, SVP of HR,	Date
General Counsel & Corporate Secretary